Exhibit 99.1

Excelerate Energy Announces Pricing of $800 Million Upsized Offering of 8.000% Senior Notes Due 2030

The Woodlands, TX, April 22, 2025 – Excelerate Energy, Inc. (NYSE: EE) (“Excelerate” or the “Company”) today announced that Excelerate Energy Limited Partnership (the “Issuer”), a subsidiary of Excelerate, has priced its offering (the “Offering”) of $800 million in aggregate principal amount of 8.000% unsecured senior notes due 2030 (the “2030 Notes”). The 2030 Notes will mature on May 15, 2030 and will be issued at par. The Offering is expected to close on May 5, 2025, subject to customary closing conditions. The Offering was upsized to $800 million in aggregate principal amount of 2030 Notes from the original offering size of $700 million in aggregate principal amount of 2030 Notes. Excelerate intends to use the net proceeds from the Offering, together with the net proceeds from the equity offering previously consummated by the Company and cash on hand, to (i) fund the consideration payable by the Company in the previously-announced pending acquisition of New Fortress Energy, Inc.’s (Nasdaq: NFE) business in Jamaica for $1.055 billion, subject to certain adjustments, (ii) repay the outstanding borrowings under the Company’s term loan facility, which were $163.6 million as of December 31, 2024, and (iii) pay related fees and expenses.

The 2030 Notes will be guaranteed by certain direct and indirect restricted subsidiaries of the Issuer.

The 2030 Notes are being offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States only in compliance with Regulation S under the Securities Act. The 2030 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the 2030 Notes or any other security of Excelerate, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

ABOUT EXCELERATE ENERGY, INC.

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with the objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of services across the LNG value chain. Excelerate has a presence in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, London, Rio de Janeiro, Singapore, and Washington, DC.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended, about Excelerate and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding: the consummation of the Offering and the satisfaction of customary closing conditions with respect to the Offering; the anticipated use of the net proceeds of the Offering; and the pending acquisition. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, but not limited to, the following: the risk that the Offering will not be consummated; our ability to fund and close the pending acquisition; the anticipated timing and terms of the pending acquisition; our ability to realize the anticipated benefits of the pending acquisition; our ability to manage the risks of the pending acquisition; unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed receipt of payment or existing or anticipated project cancellations; the competitive market for liquified natural gas (“LNG”) regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; and those detailed in Excelerate’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All forward-looking statements, expressed or implied, included in this press release and any oral statements made in connection with this press release are expressly qualified in their entirety by the foregoing cautionary statements. Excelerate undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investors

Craig Hicks

Craig.Hicks@excelerateenergy.com

Media

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or

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com